UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 2, 2009

EQUITY RESIDENTIAL

(Exact name of registrant as specified in its charter)

Maryland	1-12252	13-3675988
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

ERP OPERATING LIMITED PARTNERSHIP

(Exact Name of Registrant as Specified in its Charter)

Illinois	0-24920	36-3894853
(State or other jurisdiction of incorporation or organization	(Commission File Number)	(I.R.S. Employer Identification Number)

Two North Riverside Plaza Suite 400, Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 474-1300

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-d(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Equity Residential today announced that its operating partnership, ERP Operating Limited Partnership (the “Operating Partnership”), has commenced a cash tender offer for any and all of its 6.95% Notes due March 2, 2011, 6.625% Notes due March 15, 2012 and 5.50% Notes due October 1, 2012 and a cash tender offer for any and all of its 3.85% Exchangeable Senior Notes due August 15, 2026 (collectively, the “Offers”). Additional terms and conditions of the Offers, are set forth in the Operating Partnership’s Offer to Purchase dated December 2, 2009 and the related Letter of Transmittal.

A copy of Equity Residential’s press release announcing the Offers is filed herewith as Exhibit 99.1.

The press release is neither an offer to purchase nor a solicitation to buy any of the Notes nor is it a solicitation for acceptance of the Offers. The Operating Partnership is making the Offers only by, and pursuant to the terms of, the Offer to Purchase and the related Letter of Transmittal.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press Release of Equity Residential announcing the Offers by ERP Operating Limited Partnership dated December 2, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ERP OPERATING LIMITED PARTNERSHIP

	By:	Equity Residential, its general partner

Date: December 2, 2009	By:	/S/ BRUCE C. STROHM
	Name:	Bruce C. Strohm
	Its:	Executive Vice President and General Counsel

EQUITY RESIDENTIAL

Date: December 2, 2009	By:	/S/ BRUCE C. STROHM
	Name:	Bruce C. Strohm
	Its:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of Equity Residential announcing the Offers by ERP Operating Limited Partnership dated December 2, 2009.